IMAX CORPORATION

Exhibit 99.1

IMAX CORPORATION

2525 Speakman Drive

Mississauga, Ontario, Canada L5K 1B1

Tel: (905) 403-6500 Fax: (905) 403-6450

www.imax.com

IMAX CORPORATION REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

HIGHLIGHTS

•	Second quarter 2013 revenues increase 17% from prior year period to $82.3 million, driven by recurring revenue

•	Network growth and strong per screen averages drive 27% box office growth in Q2 2013 from prior year period

•	Strong second quarter signings, combined with recent CJ CGV and Wanda/AMC deals, position IMAX well for future footprint expansion

NEW YORK, NY – July 25, 2013 – IMAX Corporation (NYSE:IMAX; TSX:IMX) today reported second quarter 2013 revenues of $82.3 million, adjusted EBITDA as calculated in accordance with the Company’s credit facility of $32.2 million, adjusted net income of $15.0 million, or $0.22 per diluted share, and reported net income of $11.8 million, or $0.17 per diluted share.

“In the second quarter we remained focused on executing our strategy of expanding the network and delivering solid global box office and per screen performance, which resulted in strong recurring revenue growth,” said Richard L. Gelfond, IMAX Chief Executive Officer. “Strategic investments - including our innovative laser projection system - along with some non-recurring items, contributed to higher operating expenses in the quarter.”

“When you take into account the healthy backlog at the end of the second quarter, along with the substantial signing activity over the past few weeks, including last night’s Wanda/AMC announcement, the result is a strong pipeline for continued network expansion over the coming years,” Gelfond continued. “We believe that this, together with our world-class brand and our increasing ability to tailor our programming globally, positions the Company well for long-term growth and an exciting future.”

Network Growth Update

The total IMAX® theatre network consisted of 767 systems as of June 30, 2013, of which 634 were in commercial multiplexes. There were 284 theatre systems in backlog as of June 30, 2013, compared to 280 theatre systems in backlog as of June 30, 2012. With the inclusion of the recently announced 35 theatre agreement with CJ CGV as well as the 45 to 130 theatre agreement with Wanda/AMC, the Company’s total year-to-date signings are between 140 and 225, depending on whether Wanda/AMC exercises their option for 80 additional theatres under their most recent agreement. For a breakdown of theatre system signings, installations, network and backlog by type, please see the end of this press release.

In the second quarter of 2013, the Company signed contracts for 34 theatre systems, of which 25 were in new theatre locations and 9 were a combination of signings for laser systems and upgrades of certain of the Company’s film theatres to digital systems in existing theatre locations. In the quarter, the Company installed 30 theatre systems, of which 29 were in new theatre locations.

Second-Quarter Segment Results

•

Revenue from sales and sales-type leases was $17.1 million in the second quarter of 2013, compared to $14.9 million in the second quarter of 2012, primarily reflecting the installation of 11 full, new theatre systems under sales and sales-type lease arrangements in the most recent second quarter, the same number of theatre installs the Company booked this period last year, and the recognition of revenue related to previously installed digital upgrades. The Company also installed 1 digital system upgrade under a sales arrangement in the second quarter of 2013, compared to zero such upgrades in the second quarter of 2012.

•

Revenue from joint revenue-sharing arrangements was $18.3 million in the quarter, compared to $15.6 million in the prior-year period. During the quarter, the Company installed 18 new theatres under joint revenue-sharing arrangements, compared to 9 in the year-ago period. The Company had 336 theatres operating under joint revenue-sharing arrangements as of June 30, 2013, as compared to 274 theatres one year prior.

•

Production and IMAX DMR® (Digital Re-Mastering) revenues were $26.0 million in the second quarter of 2013, compared to $19.7 million in the second quarter of 2012. Gross box office from DMR titles was $219.7 million in the second quarter of 2013, compared to $173.5 million in the prior-year period. The average global DMR box office per screen in the second quarter of 2013 was $353,300, compared to $341,900 in the prior-year period.

Conference Call

The Company will host a conference call today at 8:30 AM ET to discuss its second quarter 2013 financial results. To access the call via telephone, interested parties should dial (800) 820-0231 approximately 5 to 10 minutes before it begins. International callers should dial (416) 640-5926. The participant passcode for the call is 1118760. This call is also being webcast by Thomson Financial and can be accessed on the ‘Investor Relations’ section of www.imax.com. A replay of the call will be available via webcast on the ‘Investor Relations’ section of www.imax.com or via telephone by dialing (888) 203-1112 (US and Canada) or (647) 436-0148 (international). The Conference ID for the telephone replay is 1118760.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX theatres to connect with audiences in extraordinary ways, and, as such, IMAX’s network is among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with offices in London, Tokyo, Shanghai and Beijing. As of June 30, 2013, there were 767 IMAX theatres (634 commercial multiplexes, 19 commercial destinations and 114 institutions) in 54 countries.

IMAX® , IMAX® 3D, IMAX DMR®, Experience It In IMAX®, An IMAX 3D Experience®, The IMAX Experience® and IMAX Is Believing® are trademarks of IMAX Corporation. More information about the Company can be found at www.imax.com. You may also connect with IMAX on Facebook (www.facebook.com/imax), Twitter (www.twitter.com/imax) and YouTube (www.youtube.com/imaxmovies).

###

This press release contains forward looking statements that are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include, but are not limited to, general economic, market or business conditions; the opportunities (or lack thereof) that may be presented to and pursued by the Company; the performance of IMAX DMR films; competitive actions by other companies; conditions in the in-home and out-of-home entertainment industries; the signing of theater system agreements; changes in laws or regulations; conditions, changes and developments in the commercial exhibition industry; the failure to convert theater system backlog into revenue; risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States and Canada; risks related to the Company’s growth and operations in China; the failure to respond to change and advancements in digital technology; risks related to the acquisition of AMC Entertainment Holdings, Inc. by Dalian Wanda Group Co., Ltd.; risks related to new business initiatives; the potential impact of increased competition in the markets within which the Company operates; risks related to the Company’s inability to protect the Company’s intellectual property; risks related to Eastman Kodak bankruptcy and the possibility of constrained film supply; risks related to the Company’s implementation of a new enterprise resource planning system; risks related to the Company’s prior restatements and the related litigation; and other factors, many of which are beyond the control of the Company. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

For additional information please contact:

Investors: IMAX Corporation, New York Teri Loxam 212-821-0100 tloxam@imax.com Business Media: Sloane & Company, New York Whit Clay 212-446-1864 wclay@sloanepr.com

Media:

IMAX Corporation, New York

Ann Sommerlath

212-821-0155

asommerlath@imax.com

Entertainment Media:

Principal Communications Group, Los Angeles

Melissa Zuckerman/Paul Pflug

323-658-1555

melissa@pcommgroup.com

paul@pcommgroup.com

Additional Information

Theatre Network Details:

Signings and Installations

June 30, 2013

	Three Months
	Ended June 30,
	2013		2012
Theatre Signings:
Full new sales and sales-type lease arrangements	18	(1)	10
New joint revenue sharing arrangements	7		28

Total new theatres	25		38

Upgrades of IMAX theatre systems	9	(2)(3)	2

Total Theatre Signings	34		40

	Three Months
	Ended June 30,
	2013		2012
Theatre Installations:
Full new sales and sales-type lease arrangements	11		11
New joint revenue sharing arrangements	18		9

Total new theatres	29		20

Upgrades of IMAX theatre systems	1		—

Total Theatre Installations	30		20

	As of June 30,
	2013		2012
Theatre Backlog:
New sales and sales-type lease arrangements	140		144
New joint revenue sharing arrangements	124		135

Total new theatres	264		279

Upgrades of IMAX theatre systems	20		1

Total Theatres in Backlog	284		280

	As of June 30,
	2013		2012
Theatre Network:
Commercial Multiplex Theatres:
Sales and sales-type lease arrangements	298		255
Joint revenue sharing arrangements	336		274

Total Commercial Multiplex Theatres	634		529

Commercial Destination Theatres	19		20
Institutional Theatres	114		114

Total IMAX Theatre Network	767		663

(1)	Includes one signing which replaced a theater under an existing arrangement in backlog.
(2)	Includes five signings for laser-based digital systems in existing theater locations.
(3)	Includes three signings for xenon-based digital systems under short-term operating lease arrangements.

Additional Information (continued)

2013 DMR Films Announced to Date:

To date, IMAX has announced 34 titles to be released in 2013. The Company released 35 titles in 2012. The Company remains in discussions with virtually every major studio regarding future titles and expects the total number of titles in 2013 to be similar to that in 2012.

•	The Grandmaster: The IMAX Experience (Jet Tone Films and Sil-Metropole Organization, January 2013, China only);

•	Hansel & Gretel: Witch Hunters: An IMAX 3D Experience (Paramount Pictures, January 2013);

•	Journey to the West: Conquering the Demons: An IMAX 3D Experience (Bingo Movie Development Ltd, February 2013, China only);

•	Top Gun: An IMAX 3D Experience (Paramount Pictures, February 2013);

•	A Good Day to Die Hard: The IMAX Experience (Twentieth Century Fox, February 2013);

•	Jack the Giant Slayer: An IMAX 3D Experience (Warner Bros., March 2013);

•	Oz: The Great and Powerful: An IMAX 3D Experience (Walt Disney Pictures, March 2013);

•	G.I. Joe: Retaliation: An IMAX 3D Experience (Paramount Pictures, March 2013);

•	Dragon Ball Z: Battle of the Gods: An IMAX 3D Experience (Toei Animation Company, March 2013, Japan only);

•	Jurassic Park: An IMAX 3D Experience (Universal Pictures, April 2013);

•	Oblivion: The IMAX Experience (Universal Pictures, April 2013);

•	Iron Man 3: An IMAX 3D Experience (Walt Disney Pictures, May 2013);

•	Star Trek: Into Darkness: An IMAX 3D Experience (Paramount Pictures, May 2013);

•	Fast & Furious 6: The IMAX Experience (Universal, May 2013, international only);

•	After Earth: The IMAX Experience (Sony, May 2013);

•	Man of Steel: The IMAX Experience (Warner Bros., June 2013);

•	World War Z: An IMAX 3D Experience (Paramount Pictures, June 2013, international only);

•	Despicable Me 2: An IMAX 3D Experience (Universal Pictures, July 2013, international only);

•	White House Down: The IMAX Experience (Colombia Pictures and Sony Pictures, July 2013; international only);

•	Man of Tai Chi: The IMAX Experience (China Film Group, Wanda Group and Village Roadshow Pictures, July 2013; China only);

•	Pacific Rim: An IMAX 3D Experience (Warner Bros., July 2013);

•	The Lone Ranger : The IMAX Experience (Walt Disney Pictures, August 2013; international only);

•	Elysium: The IMAX Experience (Sony, August 2013);

•	Riddick Sequel: The IMAX Experience (Universal Pictures, September 2013);

•	Mortal Instruments: City of Bones: The IMAX Experience (Sony, August 2013; domestic only);

•	The Wizard of Oz: An IMAX 3D Experience (Warner Bros., September 2013; domestic only);

•	Metallica Through the Never: An IMAX 3D Experience (Picturehouse, September 2013);

•	Stalingrad: An IMAX 3D Experience (AR Films, October 2013; Russia and the CIS only );

•	Gravity: An IMAX 3D Experience (Warner Bros., October 2013);

•	The Young and Prodigious: T.S. Spivet: An IMAX 3D Experience (Gaumont, October 2013; France only);

•	Ender’s Game: The IMAX Experience (Lionsgate, November 2013);

•	The Hunger Games: Catching Fire: The IMAX Experience (Lionsgate, November 2013);

•	The Hobbit: The Desolation of Smaug: An IMAX 3D Experience (Warner Bros., December 2013); and

•	Dhoom 3: The IMAX Experience (Yash Raj Films, 2013, India only).

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2013	2012*	2013	2012*
Revenues
Equipment and product sales	$20,347	$17,050	$31,026	$31,429
Services	42,099	34,929	68,958	61,996
Rentals	17,823	16,429	27,795	28,899
Finance income	2,024	1,802	4,008	3,482
Other	—	—	375	—

	82,293	70,210	132,162	125,806

Costs and expenses applicable to revenues
Equipment and product sales	11,416	7,980	16,475	17,075
Services	23,126	18,651	38,444	34,271
Rentals	4,175	4,746	7,628	8,766
Other	—	—	—	—

	38,717	31,377	62,547	60,112

Gross margin	43,576	38,833	69,615	65,694
Selling, general and administrative expenses (including share-based compensation expense of $3.1 million and $5.9 million for the three and six months ended June 30, 2013, respectively (2012 - expense of $3.7 million and $7.5 million, respectively))	22,110	20,431	39,586	39,599
Research and development	3,659	2,465	7,293	5,095
Amortization of intangibles	373	190	737	366
Receivable provisions, net of recoveries	55	137	55	588
Impairment of available-for-sale investment	—	150	—	150

Income from operations	17,379	15,460	21,944	19,896
Interest income	12	27	25	51
Interest expense	(348)	(476)	(693)	(1,002)

Income from operations before income taxes	17,043	15,011	21,276	18,945
Provision for income taxes	(4,793)	(3,732)	(5,945)	(4,698)
Loss from equity-accounted investments	(434)	(245)	(654)	(704)

Net income	$11,816	$11,034	$14,677	$13,543

Net income per share - basic and diluted:
Net income per share - basic	$0.18	$0.17	$0.22	$0.21

Net income per share - diluted	$0.17	$0.16	$0.21	$0.20

Weighted average number of shares outstanding (000’s):
Basic	66,952	65,822	66,799	65,612
Fully Diluted	68,893	68,374	68,769	68,190

Additional Disclosure:

Depreciation and amortization	$11,610	$9,200	$20,201	$16,666

*	Reflects a revision resulting from an adjustment to reflect an unfunded postretirement obligation of the Company.

IMAX CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$20,774	$21,336
Accounts receivable, net of allowance for doubtful accounts of $1,495 (December 31, 2012 — $1,564)	62,712	42,007
Financing receivables	100,088	94,193
Inventories	12,770	15,794
Prepaid expenses	4,572	3,833
Film assets	6,005	3,737
Property, plant and equipment	121,859	113,610
Other assets	26,126	23,963
Deferred income taxes	32,050	36,461
Goodwill	39,027	39,027
Other intangible assets	27,787	27,911

Total assets	$453,770	$421,872

Liabilities
Bank indebtedness	$18,000	$11,000
Accounts payable	18,356	15,144
Accrued and other liabilities	66,372	68,695
Deferred revenue	73,916	73,954

Total liabilities	176,644	168,793

Commitments, contingencies and guarantees

Shareholders’ equity
Capital stock (note 15) common shares — no par value. Authorized — unlimited number.
Issued and outstanding — 67,062,106 (December 31, 2012 — 66,482,425)	320,102	313,744
Other equity	32,160	28,892
Deficit	(72,489)	(87,166)
Accumulated other comprehensive loss	(2,647)	(2,391)

Total shareholders’ equity	277,126	253,079

Total liabilities and shareholders’ equity	$453,770	$421,872

IMAX CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

In accordance with United States Generally Accepted Accounting Principles

(In thousands of U.S. dollars)

(Unaudited)

	Six Months
	Ended June 30,
	2013	2012*
Cash provided by (used in):
Operating Activities
Net income	$14,677	$13,543
Adjustments to reconcile net income to cash from operations:
Depreciation and amortization	20,201	16,666
Write-downs, net of recoveries	55	919
Change in deferred income taxes	4,481	3,578
Stock and other non-cash compensation	6,317	8,062
Gain on curtailment of postretirement benefits	(2,185)	—
Unrealized foreign currency exchange loss (gain)	874	(720)
Loss from equity-accounted investments	654	704
Investment in film assets	(12,033)	(11,141)
Changes in other non-cash operating assets and liabilities	(25,021)	(11,769)

Net cash provided by operating activities	8,040	19,842

Investing Activities
Purchase of property, plant and equipment	(5,054)	(1,775)
Investment in joint revenue sharing equipment	(10,393)	(13,024)
Investment in new business ventures	(1,000)	(381)
Acquisition of other intangible assets	(1,142)	(4,223)

Net cash used in investing activities	(17,589)	(19,403)

Financing Activities
Increase in bank indebtedness	12,000	9,917
Repayment of bank indebtedness	(5,000)	(10,000)
Common shares issued - stock options exercised	3,992	5,039
Credit facility amendment fees paid	(2,088)	—

Net cash provided by financing activities	8,904	4,956

Effects of exchange rate changes on cash	83	47

(Decrease) increase in cash and cash equivalents during the period	(562)	5,442

Cash and cash equivalents, beginning of period	21,336	18,138

Cash and cash equivalents, end of period	$20,774	$23,580

IMAX CORPORATION

SELECTED FINANCIAL DATA

In accordance with United States Generally Accepted Accounting Principles

(in thousands of U.S. dollars)

The Company has seven reportable segments identified by category of product sold or service provided: IMAX systems; theater system maintenance; joint revenue sharing arrangements; film production and IMAX DMR; film distribution; film post-production; and other. The IMAX systems segment is comprised of the design, manufacture, sale or lease IMAX theater projection system equipment. The theater system maintenance segment consists of the maintenance of IMAX theater projection system equipment in the IMAX theater network. The joint revenue sharing arrangements segment is comprised of the installation IMAX theater projection system equipment to an exhibitor in exchange for a certain percentage of box-office receipts, concession revenue and in some cases a small upfront or initial payment. The film production and IMAX DMR segment is comprised of the production of films and performance of film re-mastering services. The film distribution segment includes the distribution of films for which the Company has distribution rights. The film post-production segment includes the provision of film post-production and film print services. The other segment includes certain IMAX theaters that the Company owns and operates, camera rentals and other miscellaneous items.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue
Theater Systems
IMAX Systems
Sales and sales-type leases(2)	$17,105	$14,948	$26,902	$27,814
Ongoing rent, fees, and finance income	3,687	3,099	6,628	5,891
Other	4,149	3,057	6,132	5,397

	24,941	21,104	39,662	39,102

Theater system maintenance	7,952	6,989	15,741	13,836

Joint revenue sharing arrangements	18,336	15,593	27,712	27,291

Film
Production and IMAX DMR	25,952	19,744	40,307	33,582
Film distribution and post-production	5,112	6,780	8,740	11,995

	31,064	26,524	49,047	45,577

Total	$82,293	$70,210	$132,162	$125,806

Gross margins

Theater Systems
IMAX systems(1)
Sales and sales-type leases(2)	$7,154	$8,034	$12,462	$12,684
Ongoing rent, fees, and finance income	3,575	3,073	6,481	5,835
Other	622	180	273	(277)

	11,351	11,287	19,216	18,242

Theater system maintenance	3,160	2,568	6,214	5,294

Joint revenue sharing arrangements(1)	13,507	11,117	19,643	19,054

Film
Production and IMAX DMR(1)	14,936	12,358	24,149	20,288
Film distribution and post-production	622	1,503	393	2,816

	15,558	13,861	24,542	23,104

Total	$43,576	$38,833	$69,615	$65,694

(1)	IMAX systems include commission costs of $0.4 million and $0.7 million for the three and six months ended June 30, 2013, respectively (2012 — $0.5 million and $1.2 million, respectively). Joint revenue sharing arrangements segment margins include advertising, marketing and commission costs of $0.9 million and $1.1 million for the three and six months ended June 30, 2013, respectively (2012 — $0.7 million and $1.0 million, respectively). Production and IMAX DMR segment margins include marketing costs of $1.4 million and $2.3 million for the three and six months ended June 30, 2013, respectively (2012 — $1.1 million and $1.7 million, respectively). Distribution segment margins include a marketing cost of less than $0.1 million and an expense of $0.1 million for the three and six months ended June 30, 2013, respectively (2012 — expense of $0.4 million and $1.2 million, respectively).
(2)	Includes revenue of $3.1 million and a margin loss of $0.3 million in the three and six months ended June 30, 2013, respectively, for 10 theater systems under a digital upgrade arrangement which were previously installed, but revenue recognition was deferred.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Non-GAAP Financial Measures:

In this release, the Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share as supplemental measures of performance of the Company, which are not recognized under United States generally accepted accounting principles (“GAAP”). The Company presents adjusted EBITDA, adjusted net income and adjusted net income per diluted share because it believes that they are important supplemental measures of its comparable controllable operating performance and it wants to ensure that its investors fully understand the impact of its share-based compensation and the related tax impact. Management uses these measures to review operating performance on a comparable basis from period to period. However, these non-GAAP measures may not be comparable to similarly titled amounts reported by other companies. Adjusted EBITDA, adjusted net income and adjusted net income per diluted share should be considered in addition to, and not as a substitute for, net income and other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA is calculated on a basis consistent with the Company’s Credit Facility, which refers to Adjusted EBITDA as EBITDA. The Credit Facility provides that the Company will be required to maintain a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 1.1:1.0. The Company will also be required to maintain minimum EBITDA (as defined in the Credit Agreement) of $70.0 million between closing and September 30, 2013, which requirement increases to $80.0 million on December 31, 2013, $90.0 million on December 31, 2014, and $100.0 million on December 31, 2015. The Company must also maintain a Maximum Total Leverage Ratio (as defined in the Credit Agreement) of 2.5:1.0 between closing and September 30, 2013, which requirement decreases to (i) 2.25:1.0 on December 31, 2013; (ii) 2.00:1:0 on December 31, 2014; and (iii) 1.75:1.0 on December 31, 2015. The ratio of total debt to EBITDA was 0.17:1 as at June 30, 2013, where Total Debt (as defined in the Credit Agreement) is the sum of all obligations evidenced by notes, bonds, debentures or similar instruments and was $18.0 million. EBITDA is calculated as follows:

	Three months ended	Twelve months ended
	June 30, 2013	June 30, 2013
(In thousands of U.S Dollars)
Net income	$11,816	$42,472
Add:
Loss from equity accounted investments	434	1,312
Provision for income taxes	4,793	16,327
Interest expense, net of interest income(1)	336	320
Depreciation and amortization, including film asset amortization	11,483	36,012
Write-downs net of recoveries including asset impairments and receivable provisions	55	743
Stock and other non-cash compensation	3,317	12,474
Gain on curtailment of postretirement benefits	—	(2,185)

	$32,235	$107,475

(1)	Includes $0.1 million and $0.3 million of amortization of deferred financing costs charged to interest expense for the three and twelve months ended June 30, 2013, respectively.

IMAX CORPORATION

OTHER INFORMATION

(in thousands of U.S. dollars)

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Quarter Ended June 30, 2013 vs. 2012:

The Company reported net income of $11.8 million or $0.18 per basic share and $0.17 per diluted share for the second quarter of 2013, as compared to net income of $11.0 million or $0.17 per basic and $0.16 per diluted share for the second quarter of 2012. Net income for the second quarter of 2013 includes a $3.1 million charge, or $0.05 per diluted share, for stock-based compensation (2012 - $3.7 million or $0.06 per diluted share). Adjusted net income, which consists of net income excluding stock-based compensation expense and the related tax benefit, was $15.0 million, or $0.22 per diluted share, in the second quarter of 2013, as compared to adjusted net income of $14.7 million, or $0.22 per diluted share, for the second quarter of 2012. A reconciliation of net income, the most directly comparable U.S. GAAP measure, to adjusted net income and adjusted net income per diluted share is presented in the table below:

	Three Months Ended		Three Months Ended
	June 30, 2013		June 30, 2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Reported net income	$11,816	$0.17	$11,034	$0.16
Adjustments:
Stock-based compensation	3,125	0.05	3,694	0.06
Tax benefit of items listed above	31	—	7	—

Adjusted net income	$14,972	$0.22	$14,735	$0.22

Weighted average diluted shares outstanding		68,893		68,374

Adjusted Net Income and Adjusted Diluted Per Share Calculations – Six Months Ended June 30, 2013 vs. 2012:

The Company reported net income of $14.7 million or $0.22 per basic share and $0.21 per diluted share for the six months ended June 30, 2013, as compared to net income of $13.5 million or $0.21 per basic and $0.20 per diluted share for the six months ended June 30, 2012. Net income for the six months ended June 30, 2013 includes a $5.9 million charge, or $0.09 per diluted share, for stock-based compensation (2012 – $7.5 million or $0.11 per diluted share). Adjusted net income, which consists of net income excluding stock-based compensation expense and the related tax expense, was $20.5 million, or $0.30 per diluted share, in the six months ended June 30, 2013, as compared to adjusted net income of $20.8 million, or $0.31 per diluted share, for the six months ended June 30, 2012. A reconciliation of net income, the most directly comparable U.S. GAAP measure, to adjusted net income and adjusted net income per diluted share is presented in the table below:

	Six Months		Six Months
	Ended June 30, 2013		Ended June 30, 2012
	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income	$14,677	$0.21	$13,543	$0.20
Add:
Stock-based compensation	5,933	0.09	7,496	0.11
Tax expense on items listed above	(74)	—	(194)	—

Adjusted net income	$20,536	$0.30	$20,845	$0.31

Weighted average diluted shares outstanding		68,769		68,190

Free Cash Flow:

Free cash flow is defined as cash provided by operating activities minus cash used in investing activities (from the consolidated statements of cash flows). Cash provided by operating activities consist of net income, plus depreciation and amortization, plus the change in deferred income taxes, plus other non-cash items, plus changes in working capital, less investment in film assets, plus other changes in operating assets and liabilities. Cash used in investing activities includes capital expenditures, acquisitions and other cash used in investing activities. Management views free cash flow, a non-GAAP measure, as a measure of the Company’s after-tax cash flow available to reduce debt, add to cash balances, and fund other financing activities. A reconciliation of cash provided by operating activities to free cash flow is presented in the table below:

Six Months Ended
(In thousands of U.S. Dollars)	June 30, 2013
Net cash provided by operating activities	$8,040
Net cash (used in) investing activities	(17,589)

Free cash flow	$(9,549)